As filed with the Securities and Exchange Commission on May 11, 2015

File No. 001-36837

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

ENERGIZER SPINCO, INC.*

(Exact name of Registrant as specified in its charter)

Missouri	36-4802442
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

533 Maryville University Drive St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 985-2000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

*	The registrant is currently named Energizer SpinCo, Inc. Prior to the effective date of the distribution described in this registration statement, the registrant plans to change its name to “Energizer Holdings, Inc.”

ENERGIZER SPINCO, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Condensed Financial Statements,” “Selected Historical Combined Financial Data of Energizer SpinCo, Inc.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Our Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution,” and “Description of New Energizer Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of New Energizer Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of New Energizer Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of New Energizer Capital Stock—Limitation on Liability of Directors; Indemnification.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements and Schedule

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Combined Condensed Financial Statements” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Energizer Holdings, Inc. and Energizer SpinCo, Inc.**†

2.2	Form of Transition Services Agreement by and between Energizer Holdings, Inc. and Energizer SpinCo, Inc.**†

2.3	Form of Employee Matters Agreement by and between Energizer Holdings, Inc. and Energizer SpinCo, Inc.**†

2.4	Form of Tax Matters Agreement by and between Energizer Holdings, Inc. and Energizer SpinCo, Inc.**†

3.1	Form of Amended and Restated Articles of Incorporation of Energizer SpinCo, Inc.**

3.2	Form of Amended and Restated Bylaws of Energizer SpinCo, Inc.**

10.1	Form of Trademark License Agreement by and between Energizer Holdings, Inc. and Energizer Brands, LLC**

10.2	Form of Trademark License Agreement by and among Energizer SpinCo, Inc., Edgewell Personal Care Brands LLC and Wilkinson Sword Gmbh**

10.3	Form of Indemnification Agreement between Energizer SpinCo, Inc. and individual directors or officers**

21.1	List of subsidiaries*

99.1	Information Statement of Energizer SpinCo, Inc., preliminary and subject to completion, dated May 11, 2015**

*	To be filed by amendment.
**	Filed herewith.
†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENERGIZER SPINCO, INC.

By:	/s/ ALAN R. HOSKINS
	Name:	Alan R. Hoskins
	Title:	Chief Executive Officer and President of Energizer SpinCo, Inc.

Date: May 11, 2015

5